UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

ANSYS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20853	04-3219960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA	15317
(Address of principal executive offices)	(Zip Code)

(844) 462-6797

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ANSS	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2021, Maria T. Shields, Senior Vice President, Administration of ANSYS, Inc., a Delaware corporation (the “Company”), notified the Company of her decision to resign, effective on April 1, 2022 (the “Resignation Date”). The Company and Ms. Shields have agreed that Ms. Shields will continue in a consulting role with the Company for a three-month period from April 2, 2022 through July 2, 2022 (“Consulting Term”).

In connection with Ms. Shields’ retirement and planned transition to a consulting role, the Company entered into a Separation Agreement (the “Separation Agreement”) and a Consulting Services Agreement (the “Consulting Agreement”) with her, each dated December 30, 2021.

Under the terms of the Separation Agreement and subject to her execution and non-revocation of a release of claims (the “Release”), Ms. Shields will be entitled to a lump sum payment of $43,105, less required withholdings, approximating the cost of health and dental coverage for 24 months following the Resignation Date. The Separation Agreement contains confidentiality, non-competition and non-solicitation obligations that apply through the Resignation Date and for one year thereafter.

Under the terms of the Consulting Agreement, Ms. Shields will provide consulting services to the Company during the Consulting Term, and in consideration for such services, Ms. Shields will be entitled to compensation of $110,000, comprised of an initial lump payment of $10,000 and three subsequent monthly payments totaling $100,000 in the aggregate, as well as reimbursement of expenses incurred in performing such services. The effectiveness of the Consulting Agreement is conditioned upon Ms. Shields’ execution and non-revocation of the Release.

The above descriptions of the material terms of the Separation Agreement, which includes the Release, and the Consulting Agreement, are qualified in their entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: January 4, 2022	By:	/s/ Janet Lee
Janet Lee
Vice President, General Counsel and Secretary